Exhibit 99.1

FOR IMMEDIATE RELEASE
May 14, 2020	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS SECOND QUARTER RESULTS
AND BUSINESS UPDATE IN CONNECTION TO COVID-19

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), today provided an update in connection with the COVID-19 pandemic and reported financial results for the fiscal second quarter ended March 31, 2020.

Business update from Ryan Zink, President and CEO of Good Times Restaurants:

As the restaurant industry has been flipped upside down by the COVID-19 pandemic, our restaurant-level and support teams have been nimble and quick to respond in an ever-changing environment. The early stage of this crisis was a formidable challenge through which our team was able to transform the business to meet the immediate need, but more importantly this pandemic has been an experience where our team members have truly shown their values, capabilities, and mostly, their endurance.

We entered this quarter with high hopes, looking to change our focus from one of unit development, to one of operations excellence and improved operating results. We were well along that path two months into the quarter and then the world found itself in a crisis unlike my generation has ever seen. With a large amount of debt already on the books from five years of developing Bad Daddy’s, I made the decision to draw most of our remaining available line of credit to provide immediate liquidity in what was looking to be a contraction in sales beyond what anyone could have imagined even a few days earlier.

The weeks that ensued thereafter included many difficult decisions, including pay reductions at all levels of management, including significant reductions among executive officers, as well as employee lay-offs, all in the name of survival. The Company’s Board of Directors also waived fees to be paid to its members during the third fiscal quarter. The quality of the people in this organization, and of the people among the many partners of our Company, is unmatched in our industry and has enabled us to continue to be fighting strong today. We did not close any of our restaurants completely, offering our drive-thru service at Good Times and delivery and carryout at each of our Bad Daddy’s. I am hopeful that the worst has passed, and we are now engaged in re-building our restaurant teams as we have re-opened dining rooms in Alabama, Georgia, Oklahoma, South Carolina, and Tennessee, and prepare to reopen in North Carolina and Colorado.

Given our limited liquidity, we were not able to provide as much support to our employees as some other larger organizations, with stronger balance sheets were able to do. We applied for PPP loans, which were funded on May 7th, and we will use these funds to increase payroll as we re-hire employees and restore pay for restaurant management and support staff that was reduced in March. Without this funding, we would not be able to do so.

I would like to thank all those who have helped us through this period of time, including first and foremost our team members, who have demonstrated grit and perseverance, working amidst an overall uncertainty around the nature of the pandemic and with ever-changing regulations. I would also like to thank our lender, our landlords, suppliers, and vendor partners who have provided us their confidence and support in various ways throughout this difficult time. As our partners have found, we are not a team that gives up in the face of adversity, but rather one who rises to the occasion and plays to win against what appear to be impossible odds.

To my team members – thank you yet once again for your fighting spirit.

-Ryan

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Key highlights of the Company’s financial results include:

•	Total Revenues decreased 3.6% to $26.2 million for the quarter

•	Total Restaurant Sales for Good Times restaurants increased to $6.7 million for the quarter

•	Same Store Sales for company-owned Good Times restaurants increased 3.0% for the quarter

•	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 15.7% for the quarter

•	Net Loss Attributable to Common Shareholders was $14.9 million for the quarter, reflecting goodwill impairment of $10.0 million and long-lived asset impairment of $4.4 million

•	Adjusted EBITDA*, a non-GAAP measure, for the quarter was $0.8 million

•	The Company ended the quarter with $4.1 million in cash and $16.8 million drawn against its senior credit facility

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

COVID-19 Business Update:

During the month of March our service model at Bad Daddy’s transitioned from primarily table-service dining to a fully off-premise model as our dining rooms were forced to close due to government orders. Both Good Times and Bad Daddy’s were affected by stay-at-home orders and reduced economic activity. The following table presents average weekly sales and comparable restaurant sales for our Good Times and Bad Daddy’s concepts:

	Week Ended
	3/3/2020	3/10/2020	3/17/2020	3/24/2020	3/31/2020	4/7/2020	4/14/2020	4/21/2020	4/28/2020
Good Times:
Comparable restaurant sales	16.6%	13.0%	10.3%	-22.4%	-16.6%	-19.2%	-8.1%	-1.6%	9.0%
Average weekly sales	23,355	24,717	20,810	17,621	18,204	20,063	20,474	24,585	28,060

Bad Daddy's:
Comparable restaurant sales	1.9%	-5.6%	-27.2%	-68.3%	-64.6%	-65.1%	-60.3%	-48.6%	-49.6%
Average weekly sales	48,615	48,048	36,573	15,715	17,021	16,903	18,843	23,664	24,542

The Company has taken extraordinary measures to preserve cash and at the end of April (prior to any funding of PPP loans) had approximately $4 million of cash on hand. The Good Times concept, with its recently elevated sales, has provided a buffer for the reduced traffic accompanying dining room closures at Bad Daddy’s, and in-turn has had the effect of minimizing net cash usage.

The Company continues to monitor state and federal guidelines related to the health and wellness of our employees and customers, including regulations around on-premise service. While we have taken a stance that we intend to re-initiate on-premise service as soon as allowed by state and local regulations, we do so at each restaurant on a case-by-case basis including the readiness of the local team. We currently operate some model of on-premise service at eleven of our Bad Daddy’s restaurants.

The COVID-19 pandemic was an indication of impairment of long-lived assets associated with individual restaurants, and additionally, in conjunction with a sustained decrease in the Company’s market capitalization, was an indicator of impairment of goodwill associated with our reporting units. We recorded a $10.0 million non-cash charge against the goodwill attributable to the Company’s Bad Daddy’s reporting unit. This non-cash charge reduces goodwill but has no impact on the Company’s cash flow from operating activities or cash position, neither does it have any impact on the Company’s future operations. We recorded $4.4 million of impairment charges against the long-lived assets related to five Bad Daddy’s restaurants. Currently each of those restaurants continues to operate, either under a delivery and carry-out model, or in a traditional model additionally offering dining room service, depending upon the jurisdictional regulations applicable to each restaurant.

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Fiscal 2020 Outlook:

Due to continuing unprecedented economic conditions associated with the COVID-19 pandemic, the Company has withdrawn its prior financial outlook. At this time, the Company is not able to reasonably estimate the full impact of the pandemic and is unable to provide an updated outlook.

Conference Call: At 5:00 p.m. (ET) today, the Company will host a conference call to discuss its current quarter earnings. The conference call will be webcast on the Company’s Investor Relations website www.goodtimesburgers.com or via telephone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 33 Good Times Burgers & Frozen Custard restaurants focused on fresh, high quality, all-natural products which are located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2019 as well as subsequent SEC filings. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Category: Financial

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Quarter Ended		Year-to-Date
	March 31, 2020 (13 Weeks)	March 26, 2019 (13 Weeks)	March 31, 2020 (27 Weeks)	March 26, 2019 (26 Weeks)
Statement of Operations
Net revenues:
Restaurant sales	$25,998	$26,954	$56,591	$52,101
Franchise revenues	184	213	405	431
Total net revenues	26,182	27,167	56,996	52,532

Restaurant Operating Costs:
Food and packaging costs	7,620	7,903	16,652	15,426
Payroll and other employee benefit costs	9,874	10,228	21,693	19,781
Restaurant occupancy costs	2,212	2,165	4,650	4,130
Other restaurant operating costs	3,233	2,968	6,509	5,638
Pre-opening costs	159	193	961	820
Depreciation and amortization	1,113	1,089	2,192	2,123
Total restaurant operating costs	24,211	24,546	52,657	47,918

General and administrative costs	1,636	2,054	3,849	4,028
Advertising costs	510	542	1,056	1,165
Franchise costs	8	16	8	23
Impairment of goodwill	10,000	-	10,000	-
Impairment of long-lived assets	4,359	-	4,359	-
Gain on restaurant asset sale	(9)	(9)	(28)	(39)
Income (Loss) from operations	(14,533)	18	(14,905)	(563)

Other expense:
Interest expense, net	(209)	(199)	(436)	(359)
Other income	-	1	-	-
Total other expense, net	(209)	(198)	(436)	(359)

Net loss	$(14,742)	$(180)	$(15,341)	$(922)
Income attributable to non-controlling interests	(174)	(270)	(386)	(579)
Net loss attributable to common shareholders	$(14,916)	$(450)	$(15,727)	$(1,501)

Basic and diluted loss per share	$(1.19)	$(0.04)	$(1.25)	$(.12)

Basic and diluted weighted average common shares outstanding	12,583,643	12,522,778	12,590,549	12,513,844

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	March 31, 2020	September 24, 2019
Balance Sheet Data
Cash and cash equivalents	$4,056	$2,745

Total assets[1]	$97,120	$59,905

Current maturities of long-term debt	$16,750	$-

Long-term debt due after one year	-	12,850

Stockholders’ equity	$11,745	$27,398

1 Includes approximately $50.9 million of operating lease right of use assets recorded during the first quarter of 2020 as a result of the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Second Fiscal Quarter		Year-to-Date		Second Fiscal Quarter		Year-to-Date
	2020 (13 weeks)	2019 (13 weeks)	2020 (27 weeks)	2019 (26 weeks)	2020 (13 weeks)	2019 (13 weeks)	2020 (27 weeks)	2019 (26 weeks)

Restaurant sales	$19,300	$20,384	$42,113	$38,634	$6,698	$6,570	$14,478	$13,467
Restaurants opened during period	-	1	-	-	-	-	-	-
Restaurants closed during period	-	-	-	-	1	-	1	-
Restaurants open at period end	37	32	37	32	25	26	25	26

Restaurant operating weeks	481.0	428.0	989.6	838.3	325.0	338.0	689.0	676.0

Average weekly sales per restaurant	$40.1	$47.6	$42.6	$46.1	$20.6	$19.4	$21.0	$19.9

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Fiscal Quarter Ended (13 Weeks)
	March 31, 2020		March 26, 2019		March 31, 2020		March 26, 2019		March 31, 2020	March 26, 2019

Restaurant sales	$19,300	100.0%	$20,384	100.0%	$6,698	100.0%	$6,570	100.0%	$25,998	$26,954
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,559	28.8%	5,804	28.5%	2,061	30.8%	2,099	31.9%	7,620	7,903
Payroll and benefits costs	7,351	38.1%	7,669	37.6%	2,523	37.7%	2,559	39.0%	9,874	10,228
Restaurant occupancy costs	1,471	7.6%	1,354	6.6%	741	11.1%	811	12.3%	2,212	2,165
Other restaurant operating costs	2,565	13.3%	2,333	11.4%	668	10.0%	635	9.7%	3,233	2,968
Restaurant-level operating profit	$2,354	12.2%	$3,224	15.8%	$705	10.5%	$466	7.1%	$3,059	$3,690

Franchise revenues									184	213
Deduct - Other operating:
Depreciation and amortization									1,113	1,089
General and administrative									1,636	2,054
Advertising costs									510	542
Franchise costs									8	16
Impairment of goodwill									10,000	-
Impairment of long-lived assets									4,359	-
Gain on restaurant asset sale									(9)	(9)
Pre-opening costs									159	193
Total other operating									17,776	3,885

Income (loss) from operations									$(14,533)	$18

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Year-to-Date Period Ended
	March 31, 2020 (27 Weeks)		March 26, 2019 (26 Weeks)		March 31, 2020 (27 Weeks)		March 26, 2019 (26 Weeks)		March 31, 2020 (27 Wks)	March 26, 2019 (26 Wks)

Restaurant sales	$42,113	100.0%	$38,634	100.0%	$14,478	100.0%	$13,467	100.0%	$56,591	$52,101
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	12,177	28.9%	11,073	28.7%	4,475	30.9%	4,353	32.3%	16,652	15,426
Payroll and benefits costs	16,192	38.4%	14,651	37.9%	5,501	38.0%	5,130	38.1%	21,693	19,781
Restaurant occupancy costs	3,115	7.4%	2,632	6.8%	1,535	10.6%	1,498	11.1%	4,650	4,130
Other restaurant operating costs	5,130	12,2%	4,374	11.3%	1,379	9.5%	1,264	9.4%	6,509	5,638
Restaurant-level operating profit	$5,499	13.1%	$5,904	15.3%	$1,588	11.0%	$1,222	9.1%	$7,087	$7,126

Franchise revenues									405	431
Deduct - Other operating:
Depreciation and amortization									2,192	2,123
General and administrative									3,849	4,028
Advertising costs									1,056	1,165
Franchise costs									8	23
Impairment of goodwill									10,000	-
Impairment of long-lived assets									4,359	-
Gain on restaurant asset sale									(28)	(39)
Pre-opening costs									961	820
Total other operating									22,397	8,120

Loss from operations									$(14,905)	$(563)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2020 and fiscal 2019, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended		Year-to-Date
	March 31, 2020 (13 Weeks)	March 26, 2019 (13 Weeks)	March 31, 2020 (26 Weeks)	March 26, 2019 (27 Weeks)
Adjusted EBITDA:
Net loss, as reported	$(14,916)	$(450)	$(15,727)	$(1,501)
Depreciation and amortization [1]	1,103	1,068	2,172	2,061
Interest expense, net	209	199	436	359
EBITDA	(13,604)	817	13,119	919
Pre-opening expense [1]	159	193	961	799
Non-recurring severance costs	-	-	41	-
Non-cash stock-based compensation	75	109	149	221
GAAP rent-cash rent difference	(144)	37	(23)	(6)
Gain on disposal of assets	(9)	(9)	(28)	(39)
Impairment of goodwill	10,000	-	10,000	-
Impairment of long-lived assets	4,359	-	4,359	-
Adjusted EBITDA	$836	$1,147	$2,340	$1,894

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

1 Depreciation and amortization, and preopening expense have been reduced by any amounts attributable to non-controlling interests.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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